Exhibit 10.3

AMENDMENT NO. 1 TO

INVERNESS MEDICAL INNOVATIONS, INC

EXECUTIVE BONUS PLAN

February 11, 2002

                The Inverness Medical Innovations, Inc. Executive Bonus Plan (the “Plan”) shall be amended as follows, effective as of the date hereof:

1.             Sections 5 and 6 shall be deleted and replaced with the following:

5.             Performance Bonus Schedule I.

Each Participant shall be entitled to receive and shall be automatically granted non-qualified stock options (the “Performance Bonus Options”) under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “2001 Stock Option Plan”) to purchase the number of shares of common stock, par value $.001 per share, of the Company (“Common Stock”) listed in Schedule I below under such Participant’s name (as adjusted for any stock splits, stock dividends or the like) if the average closing price of one share of Common Stock (as adjusted for any stock splits, stock dividends or the like) for a period of 30 consecutive trading days ending on or before the applicable Target Date (a “30-Day Average”) exceeds the Target Price per Share listed beside the applicable number of shares of Common Stock in Schedule I, provided that no such Participant shall be entitled to receive or be granted such options with respect to any such 30-day period if such Participant does not remain employed by the Company through the end of any such 30-consecutive-trading-day period.

SCHEDULE I

Target Date	Target Price per Share	Number of Shares of Common Stock
		Ron Zwanziger	David Scott	Jerry McAleer
12/31/2002	$28.125	102,000	38,000	37,000
12/31/2003	$33.750	85,300 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	33,000 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	31,000 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted
12/31/2004	$39.375	73,100 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	30,000 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	28,000 plus shares of stock referred to above in this column in Schedule I, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted

6.             Performance Bonus Schedule II.

Each Participant shall be entitled to receive and shall be automatically granted Performance Bonus Options under the 2001 Stock Option Plan to purchase the number of shares of Common Stock listed in Schedule II below under such Participant’s name (as adjusted for any stock splits, stock dividends or the like) if a 30-Day Average exceeds the Target Price per Share listed beside the applicable number of shares of Common Stock in Schedule II, provided that no such Participant shall be entitled to receive or be granted such options with respect to any such 30-day period if such Participant does not remain employed by the Company through the end of any such 30-consecutive-trading-day period.

SCHEDULE II

Target Date	Target Price per Share	Number of Shares of Common Stock
		Ron Zwanziger	David Scott	Jerry McAleer
12/31/2002	$33.750	32,000	29,000	30,000
12/31/2003	$45.000	24,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	23,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	22,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted
12/31/2004	$56.250	19,200 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	17,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	19,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted
12/31/2005	$67.500	16,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	12,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted	12,000 plus shares of stock referred to above in this column in Schedule II, if any, for which a Performance Bonus Option for such lower Target Price per Share has not previously been granted

2.             Section 7 shall be deleted and replaced with the following:

7.             Withholding of Tax.

Anything in this Plan to the contrary notwithstanding, all option grants required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state, local or foreign law or regulation.

3.             Section 9 shall be deleted and replaced with the following:

9.             Limitation of Company’s Liability.

Neither the Company, subject to its obligation to grant options as provided for hereunder, nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event and to the extent that there has been a judicial determination of willful misconduct on the part of the Company or such person with respect to this Plan.  No Participant, or his beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder.

4.             The following Section shall be added immediately after Section 14 of the Plan:

15.           Terms of Performance Bonus Options.

Performance Bonus Options automatically granted hereunder shall:  (i) be in the form of the form of non-qualified stock option agreement most recently approved by the administrator of the 2001 Stock Option Plan for use thereunder; (ii) have a grant date of the last day of the 30 consecutive trading day period for which the applicable 30-Day Average exceeded the applicable Target Price per Share (the “Grant Date”); (iii) have an expiration date that is 10 years from the Grant Date; (iv) have an initial exercise price per share of Common Stock equal to the closing price of one share of Common Stock on the Grant Date; and (v) be fully vested and immediately exercisable upon grant.

If any Performance Bonus Option is granted to a Participant for achievement of a 30-Day Average in excess of a Target Price per Share set forth in Schedule I or Schedule II, no additional Performance Bonus Option shall be made under the applicable Schedule with respect to such Target Price per Share to such Participant.

5.             Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AS APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:  FEBRUARY 11, 2002